As filed with the Securities and Exchange Commission on October 9, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2012

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 9, 2012, B&G Foods issued a press release announcing the closing of our public offering of 4,173,540 shares of our common stock, which includes 544,375 shares issued pursuant to the underwriters’ over-allotment option, at a price of $30.25 per share.

After deducting underwriting discounts and commissions and other estimated offering expenses, net proceeds to B&G Foods are approximately $120.3 million.  B&G Foods expects to use the net proceeds of the offering for general corporate purposes, which may include among other things, the payment of all or a portion of the purchase price and related transaction costs for the recently announced acquisition of the New York Style and Old London brands or any future acquisitions, and the repayment or retirement of a portion of B&G Foods’ long-term debt.

A copy of the press release announcing the closing of the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1                               Press Release dated October 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 9, 2012	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary